                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 21, 2003
                Date of Report (Date of earliest event reported)

                              GULFWEST ENERGY INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

        1-12108                                            87-0444770
(Commission File Number)                               (IRS Employer
                                                        Identification Number)

         480 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919

ITEM 5. OTHER EVENTS

     On July 24, 2003,  GulfWest Energy Inc. (the  "Company")  announced that it had signed a letter of agreement  with Starlight  Corporation,  a privately held company  ("Starlight"),  dated  July 21,  2003 to  pursue  a  merger  of the two companies.  A definitive agreement and plan of merger is being developed,  which will be subject to board and shareholder approval by both companies,  as well as regulatory approvals and customary due diligence.

     The  Company's  press release  announcing  the event and dated July 24,
2003 is filed as an exhibit to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     c.   Exhibits

          Nr.       Description
          ----      -----------

          99.1      Press release announcing the event and dated July 24, 2003, filed herewith.

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                                   SIGNATURES

     Pursuant  to the  requirements  of  Securities  Exchange  Act of 1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2003                 GulfWest Energy Inc.

                                     By:  /s/  Thomas R. Kaetzer
                                          ----------------------
                                          Thomas R. Kaetzer
                                          President and Chief Executive Officer

                                     GulfWest Energy Inc.

                                     By:  /s/  Jim C. Bigham
                                          ------------------
                                          Jim C. Bigham
                                          Executive Vice President and Secretary

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